UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2021

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No.1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 2201-3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement

Acquisition of Greenpro Capital Village Sdn Bhd

On May 18, 2021, Greenpro Capital Corp. (the “Company”, “we” or “GRNQ”) and our Chief Executive Officer, Mr. Lee Chong Kuang (“ Mr. Lee”) entered into an Acquisition Agreement, pursuant to which we acquired all the issued and outstanding shares of common stock Greenpro Capital Village Sdn Bhd (“GCVSB”) , a private limited company incorporated in Malaysia (the “Acquisition”) for a purchase price consideration of RM167 (equivalent to US$40).

GCVSB is principally engaged in the business of market development with a focus in artificial intelligence accounting products and the provision of corporate advisory services utilizing a digital solution product in Malaysia. We believe that the Acquisition will broaden the range of services we offer as well as our revenue sources.

The Acquisition was completed on May 19, 2021.

The preceding description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Acquisition Agreement of between the Company and Mr. Lee Chong Kuang dated May 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: May 20, 2021	By:	/s/ Loke Che Chan, Gilbert
	Name:	Loke Che Chan, Gilbert
	Title:	Chairman, Chief Financial Officer (Principal Financial and Accounting Officer)